EXHIBIT 11.0 - Computation of Earnings Per Share

                                                 Three Months      Six Months
                                                    Ended             Ended
                                                   6/30/96          6/30/96
                                                 ------------      ----------
Net Income                                       $1,058,210        $2,027,445
                                                 ==========        ==========

Weighted average shares outstanding               2,650,737         2,671,458

Common stock equivalents due to
 dilutive effect of stock options                   207,647           202,921
                                                 ----------        ----------

Total weighted average common shares
 and equivalents outstanding                      2,858,384         2,874,379
                                                 ==========        ==========

Primary earnings per share                       $     0.37        $     0.71
                                                 ==========        ==========

Total weighted average common shares
 and equivalents outstanding for
 primary computation                              2,858,384         2,874,379

Additional dilutive shares using the
 end of period market value versus
 the average market value when
 applying the treasury stock method                   6,075 *          10,801 *
                                                 ----------        ----------

Total weighted average comon shares
 and equivalents outstanding for
 fully diluted computation                        2,864,459         2,885,180
                                                 ==========        ==========

Fully diluted earnings per share                 $     0.37        $     0.70
                                                 ==========        ==========


*If average share price is greater than ending price, the average price for both primary and fully diluted is used for the calculation.